UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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GRUBB & ELLIS REALTY ADVISORS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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This proxy statement is dated March 24, 2008 and is first being mailed to Grubb & Ellis Realty Advisors, Inc. stockholders on or about March 24, 2008.

GRUBB & ELLIS REALTY ADVISORS, INC.
500 West Monroe Street
Suite 2800
Chicago, Illinois 60661

March 24, 2008

To Our Stockholders:

You are cordially invited to attend a special meeting of stockholders of Grubb & Ellis Realty Advisors, Inc. (“Realty Advisors” or the “Company”) to be held on April 14, 2008. At this meeting, you will be asked to approve the dissolution and liquidation of the Company, as contemplated by its amended and restated certificate of incorporation, since the 24 month period for it to complete a business combination has passed without one being consummated. Upon dissolution, the Company will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its public shareholders the net proceeds of the Company’s trust account as contemplated by its amended and restated certificate of incorporation and its initial public offering (“IPO”) prospectus.

This meeting is particularly significant in that stockholders must approve Realty Advisor’s dissolution and Plan of Liquidation for the Company to be authorized to distribute the trust account proceeds to its stockholders. It is important that your shares are voted at this special meeting.

The Company was organized in September, 2005 for the purpose of acquiring, through a purchase, asset acquisition or other business combination, one or more United States commercial real estate properties and/or assets (a “business combination”). In March 2006 the Company consummated its IPO, from which it received net proceeds of approximately $133.4 million, including the proceeds from the exercise of the underwriters’ over-allotment option. Approximately $132.3 million of the net proceeds of the IPO were placed in a trust account along with the initial capital ($2,500,000) from Grubb & Ellis Company (“GBE”), the Company’s affiliate and sponsor, and a deferred underwriting discount ($2,675,000).

On June 18, 2007, the Company entered into a membership interest purchase agreement (the “Purchase Agreement”) with GBE and GERA Property Acquisition, LLC, a wholly owned subsidiary of GBE pursuant to which three (3) commercial office properties would have been transferred to the Company from GBE if the Purchase Agreement had been consummated. On February 28, 2008, at a special meeting of the Company’s stockholders, a proposal to approve the business combination with GBE failed to receive the affirmative vote of a majority of the Company’s outstanding shares entitled to vote at the special meeting. Thereafter, the Company, in accordance with the terms of the Purchase Agreement, provided written notice terminating the Purchase Agreement. As a result, the 24-month period for the Company to complete a business combination has passed without the consummation of a business combination, and the Company is now required to dissolve and liquidate in accordance with its amended and restated certificate of incorporation.

The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of the Company’s liabilities and the winding up of its affairs, including the distribution to current holders of the shares of common stock included in the units issued in the Company’s IPO, who we refer to as the “public stockholders,” of the principal and accumulated interest held in the trust account. GBE purchased 5,876,069 shares of the Company’s common stock prior to the Company’s IPO. GBE and its respective assigns, including the Company’s directors and officers, have waived any interest in any such distribution with respect to any shares acquired prior to the Company’s IPO.

Stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of the Company’s outstanding shares of common stock will be required to approve the dissolution and liquidation. The Company’s Board of Directors has unanimously approved the Company’s dissolution and liquidation, deems it advisable and recommends that you approve the dissolution and liquidation. GBE and its respective assigns, including the Company’s directors and officers, have advised the Company that they support the dissolution and intend to vote the 7,792,736 shares of the Company common stock they currently hold in favor of its approval. The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

The Company had accrued and unpaid liabilities of approximately $1.6 million as of March 10, 2008, of which: (i) an aggregate amount of $1.2 million is owed to GBE, which GBE has agreed to waive; and (ii) an aggregate amount of approximately $400,000 is owed to third party vendors and service providers. Additionally, the Company has estimated accrued and unpaid federal and state taxes with respect to the interest earned on the proceeds in the trust account of approximately $408,000 which will be paid from the proceeds of the trust account. The Company’s sponsor, GBE, has confirmed to the Company that it will be responsible for, and will pay the Company’s obligations with respect to, the Company’s currently outstanding accrued and unpaid liabilities owed to third party vendors and service providers and all liabilities that will be owed to third party vendors and service providers thereafter, including those incurred in connection with the dissolution and liquidation of the Company.

Under Delaware law, the Company’s public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata shares of the liabilities in order to pay claims by third parties against the Company, but not in excess of the total amounts received by them from the Company.

After careful consideration of all relevant factors, the Company’s Board of Directors has unanimously determined that the dissolution of the Company is fair to and in the best interest of the Company and its stockholders. The Board of Directors has unanimously approved the dissolution of the Company and declared it advisable, has unanimously approved the Plan of Liquidation, and unanimously recommends that the Company’s stockholders vote “FOR” approval of the dissolution and Plan of Liquidation.

The Company’s Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize the Company’s Board of Directors, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company’s dissolution.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

Sincerely,

/s/ C. Michael Kojaian
C. Michael Kojaian
Chairman of the Board of Directors and
Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

GRUBB & ELLIS REALTY ADVISORS, INC.
500 West Monroe Street
Suite 2800
Chicago, Illinois 60661

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held April 14, 2008

To The Stockholders Of Grubb & Ellis Realty Advisors, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Grubb & Ellis Realty Advisors, Inc., a Delaware corporation (“Realty Advisors” or the “Company”), will be held at 10:00 a.m. Eastern Daylight Savings Time, on April 14, 2008, at the offices of Zukerman Gore & Brandeis, LLP, 875 Third Avenue, 28th Floor, New York, New York 10022 for the following purposes:

1. To approve the dissolution of the Company and the proposed Plan of Liquidation in substantially the form set forth in Annex A to the accompanying proxy statement; and

2. To authorize the Company’s Board of Directors, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

The Board of Directors has fixed the close of business on March 10, 2008 as the date for determining the Company’s stockholders who are entitled to receive notice of and to vote at the special meeting and any postponement or adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the special meeting or any postponement or adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s headquarters and at the special meeting.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the dissolution and Plan of Liquidation.

the Company’s Board of Directors unanimously recommends that you vote “FOR” approval of each proposal.

By Order of the Board of Directors,

/s/  C. Michael Kojaian
C. Michael Kojaian
Chairman of the Board of Directors and
Chief Executive Officer

Dated: March 24, 2008

GRUBB & ELLIS REALTY ADVISORS, INC.
500 West Monroe Street
Suite 2800
Chicago, Illinois 60661

SPECIAL MEETING OF STOCKHOLDERS
To Be Held April 14, 2008 Proxy Statement

A special meeting of stockholders of Grubb & Ellis Realty Advisors, Inc. (“Realty Advisors” or the “Company”). will be held at 10:00 a.m., Eastern Daylight Savings Time, on April 14, 2008, at the offices of Zukerman Gore & Brandeis, LLP, 875 Third Avenue, 28th Floor, New York, New York 10022. At this important meeting, you will be asked to consider and vote upon proposals to:

1. Approve the dissolution of the Company and the proposed Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement; and

2. Authorize the Company’s Board of Directors, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares. The “record date” for the special meeting is March 10, 2008. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 29,834,403 outstanding shares of the Company’s common stock, of which 23,958,334 were issued in the Company’s initial public offering, or IPO (the “Public Shares”), and 5,876,069 were issued to the Company’s initial stockholders before the IPO. Each share of the Company’s common stock entitles its holder to one vote per proposal at the special meeting. the Company’s warrants do not have voting rights.

This proxy statement is dated March 24, 2008 and is first being mailed to stockholders on or about March 24, 2008.

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approved the dissolution and liquidation of the Company, as contemplated by its amended and restated certificate of incorporation.

The following describes briefly the material terms of the proposed dissolution and liquidation of the Company. This summary is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and liquidation, but does not include all of the information contained in the proxy statement and may not contain all of the information that is important to you. To understand fully the dissolution and liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

If the dissolution is approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	adopt a Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement by Board of Directors action in compliance with Delaware law; and

•	pay or adequately provide for the payment of our liabilities including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company’s public stockholders in accordance with the Company’s charter.

We expect to make a liquidating distribution to the Company’s public stockholders of the proceeds of the Company’s trust account as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after stockholder approval of the dissolution and Plan of Liquidation and adoption of the Plan of Liquidation by our Board of Directors. the Company is currently negotiating with its creditors regarding the satisfaction of its other liabilities, which the Company expects to accomplish, concurrently with such liquidating distribution, with the proceeds of payments made from its contingency reserve, consisting of proceeds from the trust account sufficient to cover any known liabilities, which the Board of Directors expects will be sufficient to satisfy the Company’s current and potential liabilities. As the Company does not have any material assets beyond the trust account, we do not anticipate that any additional distributions to stockholders will be made.

As a result of the Company’s liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of company common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and the Company’s dissolution in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

Under Delaware law, if we distribute the trust account proceeds to public stockholders, but fail to pay or make adequate provision for our liabilities, each the Company stockholder could be held liable for amounts due to the Company’s creditors to the extent of the stockholder’s pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder.

The Company had accrued and unpaid liabilities of approximately $1.6 million as of March 10, 2008, of which: (i) an aggregate amount of $1.2 million is owed to GBE, which GBE has agreed to waive; and (ii) an aggregate amount of approximately $400,000 is owed to third party vendors and service providers. Additionally, the Company has estimated accrued and unpaid federal and state taxes with respect to the interest earned on the proceeds in the trust account of approximately $408,000 which will be paid from the proceeds of the trust account. The Company’s sponsor, GBE, has confirmed to the Company that it will be responsible for, and will pay the Company’s obligation with respect to, the Company’s currently outstanding accrued and unpaid liabilities owed to third party vendors and service providers and all liabilities that will be owed to third party vendors and service providers thereafter, including those incurred in connection with the dissolution and liquidation of the Company.

If our stockholders do not vote to approve the Company’s dissolution and Plan of Liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board of Directors believes, however, there are no viable alternatives to the Company’s dissolution and liquidation pursuant to the Plan of Liquidation.

After careful consideration of all relevant factors, the Company’s Board of Directors has unanimously determined that the dissolution of the Company is fair to and in the best interest of the Company and its stockholders.

The Board of Directors has unanimously approved the dissolution of the Company and declared it advisable, has unanimously approved the Plan of Liquidation, and unanimously recommends that the Company’s stockholders vote “FOR” approval of the dissolution and Plan of Liquidation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	the number and percentage of our stockholders voting against the dissolution proposal;

•	continued compliance with government regulations; and

•	general economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to the Company, or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the merger agreement, you should be aware that the occurrence of the events described under “The Dissolution and Plan of Liquidation — Risk Factors to be Considered in Connection with the Company’s Dissolution and the Plan of Liquidation” and elsewhere in this proxy statement could have a material adverse effect on the prospects and financial condition of the Company.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL
MEETING AND THE PLAN OF LIQUIDATION.
THESE QUESTIONS AND ANSWERS ARE ONLY
SUMMARIES OF THE MATTERS THEY DISCUSS.
PLEASE READ THIS ENTIRE PROXY
STATEMENT.

Q.	WHAT IS BEING VOTED ON?

A.	You are being asked to vote upon proposals to:

1.	Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2.	Authorize the Company’s Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Q.	WHY IS THE COMPANY PROPOSING DISSOLUTION AND LIQUIDATION?

A.	The Company was organized in September 2005 for the purpose of acquiring, through a purchase, or other business combination, commercial real estate properties and/or assets (a “business combination”). In March 2006, the Company consummated its IPO from which it received net proceeds of approximately $133.4 million, including the proceeds from the exercise of the underwriters’ over-allotment option. Approximately $132.3 million of the net proceeds of the IPO were placed in a trust account along with the initial capital ($2,500,000) from GBE and a deferred underwriting discount ($2,675,000).

On June 18, 2007, the Company entered into a membership interest purchase agreement (the “Purchase Agreement”) with GBE and GERA Property Acquisition, LLC, a wholly owned subsidiary of GBE pursuant to which three (3) commercial office properties would have been transferred to the Company from GBE if the Purchase Agreement had been consummated. On February 28, 2008, at a special meeting of the Company’s stockholders, a proposal to approve the business combination with GBE failed to receive the affirmative vote of a majority of the Company’s outstanding shares entitled to vote at the special meeting. Thereafter, the Company, in accordance with the terms of the Purchase Agreement, provided written notice terminating the Purchase Agreement. As a result, the 24-month period for the Company to complete a business combination has passed without the consummation of a business combination, and the Company is now required to dissolve and liquidate in accordance with its amended and restated certificate of incorporation.

The Plan of Liquidation set forth in Annex A to this proxy statement provides for the discharge of the Company’s liabilities and the winding up of its affairs, including the distribution to current holders of the shares of common stock included in the units issued in the Company’s IPO, who we refer to as the “public stockholders,” of the principal and accumulated interest held in the trust account as contemplated by its amended and restated certificate of incorporation. GBE purchased 5,876,069 shares of the Company’s common stock prior to the Company’s IPO, certain of which shares were, prior to the IPO, transferred to the directors of the Company. The initial stockholders and their respective assigns have waived any interest in any such distribution with respect to any shares acquired prior to the Company’s IPO.

Stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of the Company’s outstanding common stock will be required to approve the dissolution and liquidation. After careful consideration of all relevant factors, the Company’s Board of Directors has unanimously determined that the dissolution of the Company is fair to and in the best interest of the Company and its stockholders. The Board of Directors has unanimously approved the dissolution of the Company and declared it advisable, has unanimously approved the Plan of Liquidation, and recommends that you approve the dissolution and Plan of Liquidation. GBE and its respective assigns, including the Company’s directors and officers, have advised the Company that they support the dissolution and intend to vote the 7,792,736 shares of the Company common stock they currently hold (which includes shares acquired by certain of the Company’s directors in, and subsequent to, the IPO) in favor of its approval. The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

Q.	HOW DOES THE COMPANY INITIAL STOCKHOLDER AND OFFICERS AND DIRECTORS INTEND TO VOTE THEIR SHARES?

A.	GBE and its respective assigns, including the Company’s directors and officers, who currently hold approximately 7,792,736 shares of the Company’s common stock, have advised the Company that they support the dissolution and Plan of Liquidation and will vote for it, together with the adjournment proposal.

Q.	WHAT VOTE IS REQUIRED TO ADOPT THE PROPOSALS?

A.	Approval of the Company’s dissolution and Plan of Liquidation set forth in Proposal One will require the affirmative vote of holders of a majority of the Company’s outstanding common stock. Approval of Proposal Two requires the affirmative vote of holders of a majority of the Company’s common stock voting on the proposal.

Q.	WHY SHOULD I VOTE FOR THE PROPOSALS?

A.	The Plan of Liquidation provides for the distribution to current holders of the Company’s common shares originally issued in its IPO of the principal and accumulated interest held in the trust account. Stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized, and stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and Plan of Liquidation are not approved, the Company, which is not authorized to conduct any further business operations, will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to its public stockholders

Q.	HOW MUCH DO I GET IF THE DISSOLUTION AND LIQUIDATION IS APPROVED?

A.	As of March 10, 2008, the record date, the Company had approximately $146.2 million held in trust. If a liquidation were to have occurred by such date, the Company estimates that the amount held in trust less approximately $408,000 of estimated accrued and unpaid federal and state taxes with respect to the interest earned on the trust proceeds would have been distributed to the holders of the shares of common stock purchased in the Company’s IPO. Thus, the Company estimates that the total amount available for distribution would have been approximately $145.8 million or approximately $6.09 per public share.

However, we cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of the claims of additional creditors or otherwise. See “The Dissolution and Plan of Liquidation — Risk Factors to be Considered in Connection with the Company’s Dissolution and Plan of Liquidation.”

Q.	WHAT IF I DON’T WANT TO VOTE FOR THE DISSOLUTION AND PLAN OF LIQUIDATION?

A.	If you do not want the dissolution and Plan of Liquidation to be approved, you must abstain, not vote, or vote against it. You should be aware, however, that if the dissolution and Plan of Liquidation are not approved, the Company, which is not authorized to conduct any further business operations, will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to its public stockholders.

Whether or not you vote against it, if the dissolution and Plan of Liquidation are approved, all public stockholders will be entitled to share in the liquidation of the trust account.

Q.	WHAT HAPPENS IF THE DISSOLUTION AND PLAN OF LIQUIDATION AREN’T APPROVED?

A.	If the dissolution and Plan of Liquidation are not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to its public stockholders. If sufficient votes to approve the dissolution and Plan of Liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Company’s Board of Directors may seek to adjourn or postpone the meeting to continue to seek such approval.

Q.	IF THE DISSOLUTION AND PLAN OF LIQUIDATION ARE APPROVED, WHAT HAPPENS NEXT?

A.	We will:

•	file a Certificate of Dissolution with the Delaware authorities;

•	adopt the Plan of Liquidation by Board of Directors action in compliance with Delaware law;

•	pay or adequately provide for the payment of the Company’s remaining liabilities;

•	distribute the proceeds of the trust account to public stockholders; and

•	otherwise effectuate the Plan of Liquidation.

Q.	IF I AM NOT GOING TO ATTEND THE SPECIAL MEETING IN PERSON, SHOULD I RETURN MY PROXY CARD INSTEAD?

A.	Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q.	WHAT WILL HAPPEN IF I ABSTAIN FROM VOTING OR FAIL TO VOTE?

A.	Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and liquidation.

Q.	HOW DO I CHANGE MY VOTE?

A.	Deliver a later-dated, signed proxy card to the Company’s chief financial officer prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to the Company at 500 West Monroe Street, Suite 2800, Chicago, Illinois 60661, Attention: Richard W. Pehlke.

Q.	IF MY SHARES ARE HELD IN “STREET NAME,” WILL MY BROKER AUTOMATICALLY VOTE THEM FOR ME?

A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	CAN I STILL SELL MY SHARES?

A.	Yes, you may sell your shares at this time, provided that you comply with applicable securities laws. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur upon approval of the Company’s dissolution by stockholders at the special meeting. Thereafter and until trading on the American Stock Exchange is halted through termination of registration, we believe that any trades of the Company’s shares will be tracked and marked with a due bill by the Depository Trust Company.

Q.	WHO CAN HELP ANSWER MY QUESTIONS?

A.	If you have questions about the merger or the other proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Grubb & Ellis Realty Advisors, Inc. 500 West Monroe Street Suite 2800 Chicago, Illinois 60661 ATTN: Richard W. Pehlke Tel: (312) 698-4900

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

The Company is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

DATE, TIME AND PLACE.  We will hold the special meeting at 10:00 a.m., Eastern Daylight Savings Time, on April 14, 2008, at the offices of Zukerman Gore & Brandeis, LLP, 875 Third Avenue, 28th Floor, New York, New York 10022, to vote on the proposal to approve the Company’s dissolution and liquidation and the proposal to adjourn or postpone the meeting if necessary to solicit additional proxies.

PURPOSE.  At the special meeting, the holders of the Company’s common stock will be asked to approve the Company’s dissolution and Plan of Liquidation and the proposal to authorize company management to adjourn or postpone the meeting to solicit additional proxies.

The Company’s Board of Directors has determined that the proposed dissolution is fair to and in the best interests of the Company and its stockholders. The Board of Directors has unanimously approved the dissolution of the Company and declared it advisable, has unanimously approved the Plan of Liquidation, and unanimously recommends that the Company’s stockholders vote “FOR” approval of the dissolution and Plan of Liquidation .

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit the Company’s Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve any of the foregoing proposals.

The special meeting has been called only to consider approval of the proposed dissolution and Plan of Liquidation and the proposal to permit adjournment or postponement of the meeting, if necessary, to solicit additional proxies.

RECORD DATE; WHO IS ENTITLED TO VOTE.  The “record date” for the special meeting is March 10, 2008. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or to have their votes cast at the special meeting. On the record date, there were 29,834,403 outstanding shares of the Company’s common stock, of which 23,958,334 were originally issued in the Company’s IPO, which we call the “public shares,” and 5,876,069 were acquired prior to our IPO by our initial stockholders. Each share of the Company’s common stock entitles its holder to one vote per proposal at the special meeting. The Company’s warrants do not have voting rights. GBE and its respective assigns, including the Company’s directors and officers, have advised the Company that they intend to vote the 7,792,736 shares of the Company’s common stock they currently hold in favor of the dissolution and Plan of Liquidation. During the ten-day period before the special meeting, the Company will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Chicago, Illinois for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

QUORUM; VOTE REQUIRED.  A majority of the outstanding common stock of the Company, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the Company’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of the Company’s outstanding common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of the Company’s common stock voting on the proposal.

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the dissolution and Plan of Liquidation proposal.

VOTING YOUR SHARES.  Each share of the Company’s common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of the Company’s common stock at the special meeting:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board “FOR” the Company’s proposed dissolution and Plan of Liquidation and “FOR” the proposal to permit adjournment or postponement of the special meeting for the purpose of soliciting additional proxies. Votes received after a matter has been voted upon at the special meeting will not be counted.

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

If you do not vote your shares of common stock in any of the ways described above, it will have the same effect as a vote against the dissolution and Plan of Liquidation proposal.

ADJOURNMENT OR POSTPONEMENT.  If Proposal Two is approved at the special meeting, the Company may adjourn or postpone the special meeting, if necessary, to solicit further proxies. In addition, the Company may adjourn or postpone the special meeting as set forth in the Company’s amended and restated certificate of incorporation or by-laws or as otherwise permitted by law.

QUESTIONS ABOUT VOTING.  If you have any questions about how to vote or direct a vote in respect of your the Company common stock, you may call Richard W. Pehlke, our chief financial officer, at (312) 698-4900. You may also want to consult your financial and other advisors about the vote.

REVOKING YOUR PROXY AND CHANGING YOUR VOTE.  If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Richard W. Pehlke, our chief financial officer, in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

BROKER NON-VOTES.  If your broker holds your shares in its name and you do not give the broker voting instructions, Financial Industry Regularity Authority (“FINRA”) rules prohibit your broker from voting your shares on the dissolution and liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the dissolution and liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote.

NO DISSENTERS’ RIGHTS.  Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Company’s dissolution and liquidation.

SOLICITATION COSTS.  The Company is soliciting proxies on behalf of the Company’s Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means. The Company and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

STOCK OWNERSHIP.  Information concerning the holdings of certain the Company stockholders is set forth under “Beneficial Ownership of Securities.”

THE DISSOLUTION AND PLAN OF LIQUIDATION

The Board of Directors is proposing the Company’s dissolution and Plan of Liquidation for approval by our stockholders at the special meeting. After careful consideration of all relevant factors, the Company’s Board of Directors has unanimously determined that the dissolution of the Company is fair to and in the best interest of the Company and its stockholders. The Board of Directors has unanimously approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. The Board of Directors has also approved the Plan of Liquidation and directed that it be submitted for stockholder action, and intends to immediately following stockholder approval of the dissolution and liquidation, file a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement. After approval of the Company’s dissolution and Plan of Liquidation, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish, inter alia, the following:

•	filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years;

•	adopting a Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement by Board of Directors action in compliance with Delaware law;

•	paying or providing for the payment of our liabilities in accordance with Delaware law, which liabilities include (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company’s public stockholders in accordance with the Company’s charter;

•	winding up our remaining business activities;

•	complying with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

•	making tax and other regulatory filings.

Following dissolution, although they do not expect to do so, our Board of Directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although it does not anticipate that it will be necessary to do so since we do not have any material assets outside the trust account, the Board of Directors will be authorized to establish a liquidating trust to complete the Company’s liquidation.

The Company had accrued and unpaid liabilities of approximately $1.6 million as of March 10, 2008, of which: (i) an aggregate amount of $1.2 million is owed to GBE, which GBE has agreed to waive; and (ii) an aggregate amount of approximately $400,000 is owed to third party vendors and service providers. Additionally, the Company has estimated accrued and unpaid federal and state taxes, with respect to the interest earned on the trust proceeds, of approximately $408,000, which will be paid from the proceeds of the trust account. The Company’s sponsor, GBE, has confirmed to the Company that it will be responsible for, and will pay the Company’s obligations with respect to, the Company’s currently outstanding accrued and unpaid liabilities owed to third party vendors and service providers and all liabilities that will be owed to third party vendors and service providers thereafter, including those incurred in connection with the dissolution and liquidation of the Company.

The Board of Directors has unanimously approved the dissolution of the Company and declared it advisable, has unanimously approved the Plan of Liquidation, and unanimously recommends that the Company’s stockholders vote “FOR” approval of the dissolution and Plan of Liquidation.

RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH THE COMPANY’S
DISSOLUTION AND THE PLAN OF LIQUIDATION

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Company’s dissolution and liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

Promptly following the meeting, if our stockholders approve the Company’s dissolution and Plan of Liquidation, we intend to file a Certificate of Dissolution with the Secretary of State of Delaware and wind up our business promptly thereafter. We expect that the Company will make the liquidation distribution of the net trust account proceeds to its public stockholders as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after approval of the dissolution by the stockholders. We do not expect that there will be any additional Company assets remaining for distribution to stockholders after such payment. There are a number of factors that could delay our anticipated timetable, including the following:

•	delays in the payment, or arrangement for payment of remaining company liabilities or obligations;

•	lawsuits or other claims asserted against us; and

•	unanticipated legal, regulatory or administrative requirements

We may not be able to settle all of our obligations to creditors.

We have current and future obligations to creditors. The Plan of Liquidation takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the winding up process, we believe that our sponsor, GBE, will provide for the payment of all our obligations with our creditors. We cannot assure you that all of our obligations will be able to be settled or that they can be settled for the amounts we have estimated. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us.

If we do not cause all of our obligations to be paid, each stockholder may be liable to our creditors for a pro rata portion of their claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up. Although we have been advised by our sponsor, GBE, that it intends to satisfy all of our liabilities, each of our stockholders could be liable for payment to our creditors of the stockholder’s pro rata portion of such creditors’ claims up to the amount distributed to such stockholder in the liquidation.

Claims may be made against the trust account, resulting in its impairment or in delay in distributing it to public shareholders.

The Company currently has little available funds outside the trust account, and accordingly, our sponsor, GBE, will be responsible to pay our vendors and service providers. The Company’s creditors may seek to satisfy their claims from funds in the trust account which could further reduce a stockholder’s distribution from the trust account, or delay stockholder distributions.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the Board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution and until trading on the American Stock Exchange is halted through termination of resignation, we believe any trades of shares of our common stock held in “street” name will be tracked and marked with a due bill by the Depository Trust Company.

Our Board of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by our stockholders.

Even if the Company’s dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation, if it determines that doing so is in the best interests of the Company and its stockholders. The Board of Directors is, however, unaware of any circumstances under which it would do so.

If our stockholders do not approve the dissolution and the Plan of Liquidation, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our stockholders.

The Company amended and restated certificate of incorporation provides that the trust account proceeds will be distributed to stockholders upon the liquidation and dissolution of the Company, and Delaware law requires that the stockholders approve the liquidation and dissolution. If the Company’s stockholders do not approve the dissolution and the Plan of Liquidation, the Company, which is not authorized to conduct any other business operations, will not have the requisite legal authority to distribute the trust account proceeds to stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

DISSOLUTION UNDER DELAWARE LAW

Section 275 of the Delaware General Corporation Law (DGCL) provides that a corporation may dissolve upon a majority vote of the Board of Directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

PRINCIPAL PROVISIONS OF THE PLAN OF LIQUIDATION

GENERAL.

We will distribute pro rata to our public stockholders all of the proceeds of the trust account, which we anticipate will be the only amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of the Company’s dissolution by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan of Liquidation. Subject to the payment or the provision for payment of our liabilities, we expect to distribute to our public stockholders the amounts to which they are entitled under the Company’s amended and restated certificate of incorporation, consisting of the proceeds held in the trust account at the record date for the special meeting. We do not anticipate making any other distributions to stockholders.

The Company had accrued and unpaid liabilities of approximately $1.6 million as of March 10, 2008, of which: (i) an aggregate amount of $1.2 million is owed to GBE, which GBE has agreed to waive; and (ii) an aggregate amount of approximately $400,000 is owed to third party vendors and service providers. Additionally, the Company has estimated accrued and unpaid federal and state taxes, with respect to the interest earned on the proceeds in the trust account, of approximately $408,000 which will be paid from the proceeds of the trust account. The Company’s sponsor, GBE, has confirmed to the Company that it will be responsible for, and will pay the Company’s obligation with respect to, the Company’s currently outstanding accrued and unpaid liabilities owed to third party vendors and service providers and all liabilities that will be owed to third party vendors and service providers thereafter, including those incurred in connection with the dissolution and liquidation of the Company.

As of March 10, 2008, the record date, the Company had approximately $146.2 million held in trust. If a liquidation were to have occurred by such date, the Company estimates that the amount held in trust, less approximately $408,000 of estimated accrued and unpaid federal and state taxes, with respect to the interest earned on the proceeds in the trust account, would have been distributed to the holders of the shares of common stock purchased in the Company’s IPO. Thus, the Company estimates that the total amount available for distribution would have been approximately $145.8 million or approximately $6.09 per public share.

We will discontinue recording transfers of shares of our common stock on the date of the Company’s dissolution, although we believe that any trades of our common stock held in “street” name will be tracked and marked with a due bill by the Depository Trust Company. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

OUR CONDUCT FOLLOWING APPROVAL OF THE DISSOLUTION AND ADOPTION OF THE PLAN OF LIQUIDATION.

Our directors and officers will not receive any compensation for the duties that each performs in connection with the Company’s dissolution or under the Plan of Liquidation. Following approval of the Company’s dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

We will indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and bylaws for actions taken in connection with winding up our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets, which are minimal. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation. The Board of Directors has not determined whether it plans to continue to maintain directors’ and officers’ liability insurance following the dissolution of the Company.

POTENTIAL LIABILITY OF STOCKHOLDERS.

Under the DGCL, in the event that all of our expenses and liabilities are not paid (although our sponsor, GBE, has advised us that they intend to do so), each stockholder could be held liable for amounts due creditors to the extent of amounts that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor. In addition, a creditor could seek an injunction to prevent us from making distributions under the Plan of Liquidation, which could delay and/or diminish distributions to stockholders.

STOCK CERTIFICATES.

Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their shares of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

EXCHANGE ACT REGISTRATION.

Our common stock trades on the American Stock Exchange and is listed for quotation under the trading symbol “GAV” on the American Stock Exchange (www.amex.com). After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board of Directors intends to apply to terminate the Company’s registration and reporting requirements under the Securities Exchange Act of 1934. If registration is terminated, trading in the common stock on the American Stock Exchange would terminate.

LIQUIDATING TRUSTS.

Although the Board of Directors does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between the Company and the person(s) the Board of Directors chooses as trustee(s).

SALES OF ASSETS.

The Plan of Liquidation gives the Board of Directors the authority to sell all of our remaining assets, although the Company’s assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. We do not expect any material asset sales to occur.

ABSENCE OF APPRAISAL RIGHTS.

Stockholders are not entitled to appraisal rights in connection with the Company’s dissolution and liquidation.

REGULATORY APPROVALS.

We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with the Company’s dissolution or the Plan of Liquidation.

TREATMENT OF WARRANTS.

There will be no distribution from the trust account with respect to the Company’s warrants. Because the Company failed to consummate a business combination, the Company’s warrants did not become exercisable and will expire worthless.

PAYMENT OF EXPENSES.

In the discretion of our Board of Directors, we may pay, or cause to be paid, brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan of Liquidation.

VOTES REQUIRED AND BOARD RECOMMENDATION.

Approval of the Company’s dissolution and Plan of Liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the matter of the approval of the Company’s dissolution and Plan of Liquidation, with each holder entitled to one vote per share on the matter.

The Company’s Board of Directors believes that the Company’s dissolution and Plan of Liquidation is fair to and in the best interests of our stockholders.

The Board of Directors has unanimously approved the dissolution of the Company and declared it advisable, has unanimously approved the Plan of Liquidation, and unanimously recommends that the Company’s stockholders vote “FOR” approval of the dissolution and Plan of Liquidation.

The initial stockholders, including our directors and officers, and their respective assigns, who hold, as of the record date, an aggregate of 7,792,736 outstanding shares of our common stock, have indicated that they will vote “FOR” the dissolution and Plan of Liquidation. See “Beneficial Ownership of Securities.”

Shares represented by proxy cards received in time for the Meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” this proposal.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan of Liquidation to the Company and to current holders of our common stock and warrants originally issued in our IPO, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

Stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the plan of liquidation and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in tax laws.

CONSEQUENCES TO THE COMPANY

The Company may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

CONSEQUENCES TO STOCKHOLDERS

GAIN OR LOSS ON LIQUIDATION.

Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any company liability generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

LIQUIDATING TRUSTS.

If we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

BACK-UP WITHHOLDING.

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability.

CONSEQUENCES TO WARRANT HOLDERS

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). Because the Company failed to consummate a business combination, the Company’s warrants did not become exercisable and will expire worthless.

INFORMATION ABOUT THE COMPANY

The Company was organized in September 2005 to acquire, through a purchase, or other business combination, commercial real estate properties and/or assets. To date, the Company’s efforts have been limited to organizational activities, completion of its IPO, the evaluation of potential business combination, negotiation and entering into the Purchase Agreement with GBE with respect to the proposed business combination, the preparation and mailing of a proxy for, and the holding of, a special meeting of the stockholders to vote on the proposed Purchase Agreement.

THE IPO AND TRUST ACCOUNT.

The net proceeds from our initial public offering in March 2006 was approximately $133,400,000, including proceeds from the exercise of the underwriters’ over-allotment option. Of this amount, $132,325,004 was placed in trust, along with the initial capital from GBE ($2,500,000) and a deferred underwriting discount ($2,675,000), with approximately $1,075,000 remaining and available to us for our activities in connection with identifying and conducting due diligence of a suitable business combination, and for general corporate matters.

The remaining proceeds have been used by the Company in its pursuit of a business combination. The trust account is not to be released until the earlier of the consummation of a business combination or liquidation of the Company, although, as noted elsewhere in this proxy statement, claims might be made against the Company by creditors who might seek to have such claims satisfied from the trust account. The trust account contained approximately $146.2 million as of March 10, 2008, the record date.

Because the Company did not consummate a business combination by the time stipulated in its amended and restated certificate of incorporation, the Company’s Board of Directors has proposed to dissolve the Company as contemplated by its amended and restated certificate of incorporation and distribute to the Company’s public stockholders, in proportion to their respective equity interests, sums in the trust account, inclusive of any interest, less any of the Company’s outstanding debts and obligations.

As of March 10, 2008, the record date, the Company had approximately $146.2 million held in trust. If a liquidation were to have occurred by such date, the Company estimates that the amount held in trust less approximately $408,000 million of estimated accrued and unpaid federal and state taxes, with respect to interest earned on the trust proceeds, would have been distributed to the holders of the shares of common stock purchased in the Company’s initial public offering. Thus, the Company estimates that the total amount available for distribution would have been approximately $145.8 million or approximately $6.09 per public share.

The Company’s initial stockholders and their respective assigns have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the IPO. There will be no distribution from the trust account with respect to the Company’s warrants.

FACILITIES.

We do not own any real estate or other physical properties material to our operation. Our headquarters are located at 500 West Monroe Street, Suite 2800, Chicago, Illinois 60661. We currently pay $7,500 per-month fee for use of our office facilities.

EMPLOYEES.

We currently have two officers, one of whom is also a member of our Board of Directors. The Company’s chief financial officer Richard W. Pehlke is also an executive officer of GBE. Additionally, C. Michael Kojaian, our chairman of the board and chief executive officer, is also a director of GBE. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS.

The Company has registered its securities under the Securities and Exchange Act of 1934, as amended, and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, the Company’s annual reports contain financial statements audited and reported on by the Company’s independent registered public accounting firm.

LEGAL PROCEEDINGS.

The Company is not currently a party to any pending material legal proceedings.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of March 20, 2008, by each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock based solely upon the amounts and percentages as are contained in the public filings of such persons; each of our current executive officers and directors; and all our current executive officers and directors as a group. Our initial stockholders, including our directors and officers, have waived any interest in any distribution of the trust account.

Name and Address of	Number of	Percent of
Beneficial Owner(1)	Shares(2)	Class

GBE	5,667,719	19.00%
Wellington Management Company, LLP(3)	3,320,550	11.13%
D.B. Zwirn & Co., L.P.(4)	3,064,718	10.27%
DBZ GP, LLC(4)	3,064,718	10.27%
Zwirn Holdings, LLC(4)	3,064,718	10.27%
Daniel B. Zwirn(4)	3,064,718	10.27%
Satellite Asset management, L.P.(5)	2,757,700	9.24%
Satellite Fund management, LLC(5)	2,757,700	9.24%
Chris Kuchanny(6)	2,535,746	8.50%
Osmium Special Situations Fund Ltd.(6)	2,535,746	8.50%
C. Michael Kojaian(7)	1,908,337	6.40%
Kojaian Ventures-MM, Inc.(7)(8)	1,866,667	6.26%
Kojaian Ventures, L.L.C.(7)(8)	1,866,667	6.26%
Bulldog Investors(9)	1,762,025	5.91%
Mark E. Rose	91,670	*
William Downey	41,670	*
Alan M. Stillman	41,670	*
Melvin F. Lazar	41,670	*
Richard W. Pehlke	0	*
All Directors and Additional Officers as a Group	2,125,017	7.12%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the stockholders is 500 West Monroe Street, Suite 2800, Chicago, Illinois 60661.

(2)	Unless otherwise indicated, all ownership is direct beneficial ownership

(3)	Wellington Management Company, LLP, (“Wellington”) in its capacity as investment advisor, may be deemed to beneficially own 3,320,550 shares of GERA common stock which are held of record by clients of Wellington. Wellington’s clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. The address for Wellington is 75 State Street, Boston, Massachusetts, 02109. Perry Traquina is the chief executive officer of Wellington.

(4)	D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn may each be deemed the beneficial owner of (i) 1,190,840 shares of GERA common stock owned by D.B. Zwirn Special Opportunities Fund, L.P., and (ii) 1,873,878 shares of GERA common stock owned by D.B. Zwirn Special Opportunities Fund, Ltd. (each entity referred to in (i) and (ii) is herein referred to as a “Fund” and, collectively, as the “Funds”). D.B. Zwirn & Co., L.P. is the manager of each of the Funds, and consequently has voting control and investment discretion over the GERA common stock held by each of the Funds. Daniel B. Zwirn is the managing member of and thereby controls, Zwirn Holdings, LLC, which in turn is the managing member of and thereby controls DBZ GP, LLC, which in turn is the general partner of and thereby controls D.B. Zwirn & Co., L.P. The address of each of D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn is 745 Fifth Avenue, 18th Floor, New York, NY 10151.

(5)	Beneficially owned shares are held by certain funds and accounts (the “Satellite Funds”) over which Satellite Asset Management, L.P. (“SAM”) has discretionary investment trading authority. The general partner is Satellite Fund Management, LLC (“SFM”). SFM’s executive committee makes investment decisions on behalf of the Satellite Funds and investment decisions made by such executive committee, when necessary, are made through approval of a majority of the executive Committee members. The business addresses for each SAM and SFM is 623 Fifth Avenue, 19th Floor, New York, New York 10022.

(6)	Osmium Special Situations Fund Ltd. (“Osmuim”) beneficially owns 2,535,746 shares of GERA common stock. Chris Kuchanny, as chairman and chief executive officer of Osmium, may be deemed to have beneficial ownership of such shares. Mr. Kuchanny disclaims beneficial ownership of these shares, other than the portion of such shares which relates to his individual economic interest in Osmium. The address of each of Osmium and Mr. Kuchanny is Canon’s Court, 22 Victoria Street, Hamilton HMII, Bermuda.

(7)	C. Michael Kojaian, the chairman of the Company’s board of directors and the chief executive officer of the Company, is affiliated with Kojaian Ventures, L.L.C. and Kojaian Ventures-MM, Inc. Pursuant to the rules established under Securities Exchange Act of 1934, the foregoing parties may be deemed to be a “group,” as defined in Section 13(d) of such Act.

(8)	Kojaian Ventures-MM, Inc. is the managing member of Kojaian Ventures, L.L.C. The address for each of Kojaian Ventures, L.L.C. and Kojaian Ventures-MM, Inc. is 39400 Woodward Ave., Suite 250, Bloomfield Hills, Michigan 48304.

(9)	This information is based solely upon Bulldog Investors’ Schedule 13G filed with the Securities and Exchange Commission on January 25, 2008. Phillip Goldstein and Andrew Dakos are the two principals of Bulldog Investors. Clients of Phillip Goldstein and Andrew Dakos are entitled to receive dividends and sales proceeds. Bulldog Investors’ address is Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, the Company does not expect to have an annual meeting of stockholders after the special meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, the Company and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the Company’s proxy statement. Upon written or oral request, the Company will deliver a separate copy of this proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of this proxy statement may likewise request that the Company deliver single copies of such document in the future. Stockholders may notify the Company of their requests by calling or writing us at our headquarters at 500 West Monroe Street, Suite 2800, Chicago, Illinois 60661.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on the Company at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant document or other annex filed as an exhibit to this proxy statement.

If you would like additional copies of this document or if you have questions about the merger, you should contact via phone or in writing:

Richard W. Pehlke
Chief Financial Officer
Grubb & Ellis Realty Advisors, Inc.
500 West Monroe Street
Suite 2800
Chicago, Illinois 60661
(312) 698-4900

ANNEX A

PLAN OF LIQUIDATION
OF
GRUBB & ELLIS REALTY ADVISORS, INC.
(A DISSOLVED DELAWARE CORPORATION)

This Plan of Liquidation of Grubb & Ellis Realty Advisors, Inc. (the “Company”) is dated this           day of          , 2008.

WHEREAS, the dissolution of the Company was duly authorized by its board of directors and stockholders, and the Company was dissolved on          , 2008 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL” );

WHEREAS, the Company has paid or otherwise satisfied all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1. Fees and expenses in connection with legal, accounting and other professional services, and other goods and services provided prior to the date hereof, and liabilities and obligations for federal and state taxes, all as shown on the Company’s unaudited interim financial statements at and for the period ending December 31, 2007, and liabilities and obligations incurred or to be incurred after such date, including (i) for federal and state taxes, and (ii) fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs; and

2. The Company’s obligations to holders of its common stock issued in its initial public offering (“IPO”) (the “Public Stockholders” ) to distribute the proceeds of the trust account (net of applicable taxes) established in connection with the IPO (the “Trust Account” ).

WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party; and

WHEREAS, there are no facts known to the Company indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution;

NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS.  The Company shall, as soon as practicable following the adoption of this Plan of Liquidation by the board of directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the liabilities, obligations, fees and expenses described in paragraph 1 of the third WHEREAS clause hereof and (b) pay in full the obligations described in paragraph 2 of such third WHEREAS clause.

2. AUTHORITY OF OFFICERS AND DIRECTORS.  The board of directors and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The board of directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to arrange for the payment to such persons as compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company’s stockholders in connection with the adoption of this Plan of Liquidation. Adoption of this Plan of Liquidation by holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s common stock shall constitute the approval of the Company’s stockholders of the board of directors’ authorization of the payment of any such compensation. The adoption of the Plan of Liquidation by the holders of the Company’s common stock shall constitute full and complete authority for the board of directors and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the board of directors or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company’s common stock in complete cancellation or redemption of its stock.

3. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM.  Subject to approval by the board of directors, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 of the third WHEREAS clause above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan of Liquidation.

4. RECOVERY OF ASSETS.  In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company’s amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the board of directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

5. PROFESSIONAL FEES AND EXPENSES.  It is specifically contemplated that the board of directors may authorize, on behalf of the Company, the retention of a law firm or law firms selected by the board of directors to, among other things, provide legal services pursuant to, and in connection with, the indemnification of the Company’s officers or members of the board of directors provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws, the DGCL, by contract, or otherwise, and may authorize the retention of an accounting firm or firms selected by the board of directors in connection with services to be rendered to the Company.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan of Liquidation, the Company may, in the sole and absolute discretion of the board of directors, arrange for the payment of any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan of Liquidation.

6. INDEMNIFICATION.  The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan of Liquidation and the winding up of the affairs of the Company. The board of directors, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including without limitation directors’ and officers’ liability coverage.

7. LIQUIDATING TRUST.  The board of directors may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the board of directors with one or more trustees selected by the board of directors. In the alternative, the board of directors may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

8. LIQUIDATING DISTRIBUTIONS.  Liquidating distributions shall be made from time to time after the adoption of this Plan of Liquidation to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the board of directors adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the board of directors and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan of Liquidation shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

9. AMENDMENT OR MODIFICATION OF PLAN OF LIQUIDATION.  If for any reason the board of directors determines that such action would be in the best interests of the Company, it may amend or modify this Plan of Liquidation and all action contemplated thereunder, notwithstanding stockholder approval of this Plan of Liquidation, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan of Liquidation under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

10. CANCELLATION OF STOCK AND STOCK CERTIFICATES.  Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

11. LIQUIDATION UNDER CODE SECTIONS 331 AND 336.  It is intended that this Plan of Liquidation shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code” ). This Plan of Liquidation shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

12. FILING OF TAX FORMS.  The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan of Liquidation, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan of Liquidation and the carrying out thereof.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY

GRUBB & ELLIS REALTY ADVISORS, INC.
500 WEST MONROE STREET
SUITE 2800
CHICAGO, ILLINOIS 60661

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GRUBB & ELLIS REALTY ADVISORS, INC.
     The undersigned stockholder of Grubb & Ellis Realty Advisors, Inc. (the “Company”) acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and hereby appoints C. Michael Kojaian or Richard W. Pehlke, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Zukerman Gore & Brandeis, LLP, 875 Third Avenue, 28th Floor, New York, New York 10022 on April 14, 2008, at 10:00 a.m., Eastern Daylight Savings Time, and at all postponements or adjournments thereof, as indicated on this proxy.
     THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.
(Continued and to be signed on reverse side)

PROXY
     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

	For	Against	Abstain

1. To approve the dissolution of the Company and the Plan Of Liquidation submitted to Stockholders at the Special Meeting.	☐	☐	☐

2. To permit the Company’s Board Of Directors or its Chairman, in their discretion, to adjourn or postpone the Special Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Special Meeting to approve the foregoing proposal.
	☐	☐	☐
Mark Here For Address Change And Note Below: ☐
New Address:
     PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

SIGNATURE	DATE	SIGNATURE	DATE

PRINT		PRINT
     Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, sign in full name by an authorized officer.